Exhibit 11(a)

[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

August 10, 2015

BlackRock Liquidity Funds

100 Bellevue Parkway

Wilmington, DE 19809

Re:	BlackRock Liquidity Funds

Ladies and Gentlemen:

We have acted as special Delaware counsel to BlackRock Liquidity Funds, a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the issuance of Shares of MuniCash (the “Acquiring Fund”), a series of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated as of October 21, 1998 (the “Governing Instrument”).

We understand that, pursuant to an Agreement and Plan of Reorganization (“Plan”) to be entered into by and among the Trust, on behalf of the Acquiring Fund, Funds For Institutions Series, a Massachusetts business trust (the “Target Company”), on behalf of FFI Institutional Tax-Exempt Fund, a separate series of the Target Company (the “Target Fund”), and Master Institutional Money Market LLC, a Delaware limited liability company (the “Master Target LLC”), on behalf of Master Institutional Tax-Exempt Portfolio, a class of the Master Target LLC (the “Master Target Fund”), and subject to the conditions set forth therein, Shares of the Acquiring Fund will be issued to the Target Fund and in turn the Target Fund will distribute such Shares to the shareholders of the Target Fund in connection with the liquidation and termination of the Target Fund.

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Plan; the Registration Statement of the Trust on Form N-14 to be filed with the Securities and Exchange Commission on or about the date hereof, to which a form of the Plan is attached as an appendix (the “Registration Statement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on October 21, 1998 (the “Certificate of Trust”); the Certificate of Amendment to the Certificate of Trust as filed in the State Office on January 26, 2001, changing its name from Provident Institutional Funds to BlackRock Provident Institutional Funds; the Certificate of Amendment to the Certificate of Trust as filed in the State Office on January 28, 2004, changing its name from BlackRock Provident Institutional Funds to BlackRock Liquidity Funds; the Governing Instrument; the Amended and Restated By-Laws of the Trust effective as

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August 10, 2015

of December 3, 2008 (the “By-Laws”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on July 28, 2015 relating to the approval and authorization of the Plan by the Trustees of the Trust (the “Resolutions” and together with the Governing Instrument, the By-Laws and the Registration Statement, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the due adoption of the Resolutions by the Trustees of the Trust and the due execution and delivery of the Plan prior to the first issuance of Shares pursuant thereto) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and the Plan, as applicable, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Plan (including the approval of the reorganization by the requisite vote of the shareholders of the Target Fund) and compliance with all other terms, conditions and restrictions set forth in the Plan and the Governing Documents, as applicable, in connection with the issuance of Shares (including the taking of all appropriate action by the Trustees to designate the Acquiring Fund as a Series of the Trust and to designate classes of Shares to be issued under the Plan and the rights and preferences attributable thereto prior to the issuance thereof); (iv) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (v) that no event has occurred, or prior to the issuance of Shares pursuant to the Plan will occur, that would cause a termination, dissolution or reorganization of the Acquiring Fund or the Trust under the Governing Instrument; (vi) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (vii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; and (viii) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust, the Acquiring Fund or the Shares. As to any facts material to our opinion, other than those

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assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Shares of the Acquiring Fund to be issued and delivered to the Target Fund pursuant to the terms of the Plan upon issuance, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement or a pre-effective amendment thereto. In giving this consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity, or for any other purpose, without our prior written consent.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP /s/ Louis G. Hering
Louis G. Hering